Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of E. R. C. Energy Recovery Corporation (the “Registrant”) on Form 10-K for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, David C. Merrell, President, and Michael C. Brown, Secretary, Treasurer and CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	February 24, 2009	By:	/s/David C. Merrell
David C. Merrell, President and Director

Date:	February 24, 2009	By:	/s/Michael C. Brown
Michael C. Brown, Secretary, Treasurer, CFO and Director